UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 24, 2012

PLY GEM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114041 (Commission File No.)	20-0645710 (IRS Employer Identification No.)

5020 Weston Parkway, Suite 400 Cary, North Carolina 27513 (Address of principal executive offices)

(919) 677-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry Into a Material Definitive Agreement.

General.  On September 27, 2012, Ply Gem Industries, Inc. (“Ply Gem Industries”), a wholly-owned subsidiary of Ply Gem Holdings, Inc. (the “Company”), completed its previously announced offering (the “Offering”) of $160.0 million aggregate principal amount of 9.375% Senior Notes due 2017 (the “Notes”).

On September 24, 2012, the Company, Ply Gem Industries and each of the direct and indirect domestic subsidiaries of Ply Gem Industries (collectively with the Company, the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with the initial purchasers named therein (collectively, the “Initial Purchasers”).  Pursuant to the Purchase Agreement, the Initial Purchasers have agreed to purchase, and Ply Gem Industries has agreed to sell, $160.0 million aggregate principal amount of the Notes.  The Initial Purchasers intend to resell the Notes in an offering exempt from registration under the Securities Act of 1933, as amended.  The Purchase Agreement contains representations and warranties, covenants and closing conditions that are customary for transactions of this type.  In addition, Ply Gem Industries and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities on customary terms.

In connection with the issuance of the Notes, Ply Gem Industries, the Company and the Guarantors also entered into (i) an Indenture, dated as of September 27, 2012 (the “Indenture”), among Ply Gem Industries, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and (ii) a Registration Rights Agreement, dated as of September 27, 2012 (the “Registration Rights Agreement”), among Ply Gem Industries, the Guarantors and the Initial Purchasers.

In the ordinary course of their businesses, the Initial Purchasers, the Trustee and certain of their affiliates have and may in the future provide financial services to or engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates. The Trustee also acts as trustee for the senior secured notes of Ply Gem Industries.

Maturity Date and Interest Rate.  The Notes will mature on April 15, 2017.  Interest on the Notes will accrue at 9.375% per annum and will be payable on April 15 and October 15 of each year, commencing on April 15, 2013.

Guarantees.  The Notes are unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis by the Guarantors.  Ply Gem Industries’ Canadian subsidiary, Ply Gem Canada, Inc., is not, and future foreign subsidiaries will not be, a guarantor of the Notes.

Optional Redemption.  Prior to October 15, 2014, Ply Gem Industries may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 109.375% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, provided that at least 60% of the original aggregate principal amount of the Notes remains outstanding after the redemption.  On or after October 15, 2014, and prior to October 15, 2015, Ply Gem Industries may redeem up to 100% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 103% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any.  On or after October 15, 2015, and prior to October 15, 2016, Ply Gem Industries may redeem up to 100% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any.

Prior to October 15, 2014, Ply Gem Industries may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount plus a “make-whole” premium.

2

At any time on or after October 15, 2014, Ply Gem Industries may redeem the Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest thereon, if any,  to the date of redemption, if redeemed during the 12-month period beginning October 15 of the years indicated:

Year	Optional Redemption Price
2014	104.688%
2015	102.344%
2016	100.000%

Change of Control.  Upon the occurrence of specified change of control events, Ply Gem Industries may be required to offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any.

Following any such offer to purchase, under certain circumstances, prior to October 15, 2014 Ply Gem Industries may redeem all, but not less than all, of the Notes not tendered in such offer at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

Certain Covenants.  The Indenture includes certain customary covenants that, subject to significant exceptions, limit the ability of Ply Gem Industries and its subsidiaries to, among other things, incur debt, pay dividends, make loans or investments, sell assets, incur certain liens, enter into transactions with affiliates and consolidate, merge or sell all or substantially all of their assets.  These covenants generally do not restrict the Company or any of its subsidiaries that are not Ply Gem Industries’ subsidiaries.

Exchange Offer; Registration Rights.  Under the Registration Rights Agreement, Ply Gem Industries and the Guarantors agreed to:

—
file an exchange offer registration statement within 240 days after the issue date of the Notes enabling holders to exchange the Notes for registered Notes with terms substantially identical to the terms of the Notes;

—	use commercially reasonable efforts to cause the registration statement to become effective under the Securities Act of 1933 within 300 days after the issue date of the Notes;

—	complete the exchange offer within 340 days after the issue date of the Notes; and

—
use commercially reasonable efforts to file a shelf registration statement for the resale of the Notes if they cannot complete an exchange offer within the time periods listed above and in certain other circumstances.

Ply Gem Industries will be required to pay additional interest on the Notes if it fails to comply with certain of its obligations under the Registration Rights Agreement within the specified time periods.

Item 1.02                Termination of a Definitive Material Agreement.

On September 27, 2012, Ply Gem Industries used the net proceeds of the Offering and cash on hand to irrevocably deposit with U.S. Bank National Association, as trustee for its 13.125% Senior Subordinated Notes due 2014 (the “Subordinated Notes”), $165,421,875 to satisfy and to discharge its obligations under the Subordinated Notes and the Indenture, dated as of January 11, 2010, among Ply Gem Industries, as issuer, the guarantors named therein and U.S. Bank National Association, as trustee, governing the Subordinated Notes.  On September 27, 2012, Ply Gem Industries caused a notice of redemption to be made in order to redeem all of the outstanding Subordinated Notes on October 27, 2012 at a redemption price equal to 106.5625% plus accrued and unpaid interest to the redemption date.

3

Item 2.03                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the issuance of the Notes is hereby incorporated by reference into this Item 2.03.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President and Chief Financial Officer

Dated:  September 27, 2012